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                                                                    Exhibit 4(c)


                           THIRD AMENDED AND RESTATED

                       VALUE CITY DEPARTMENT STORES, INC.

                     NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN


         1. PURPOSE. This plan (the "Plan") is intended as an incentive and to encourage stock ownership by directors of VALUE CITY DEPARTMENT STORES, INC., an Ohio corporation (the "Company") who are not employees of the Company or any subsidiary or parent of the Company ("Non-employee Directors") by the granting of stock options (the "Options") as provided herein. By encouraging such stock ownership, the Company seeks to attract, retain and motivate highly qualified Non-employee Directors.

         2. EFFECTIVE DATE. The Plan shall become effective on September 24, 1992 (the "Effective Date").

         3. ADMINISTRATION.

                  (a) The Plan shall be administered by the Board of Directors of the Company (the "Board").

                  (b) Subject to the provisions of the Plan, the Board is authorized to establish, amend and rescind such rules and regulations as it may deem appropriate for its conduct and for the proper administration of the Plan, to make all determinations under and interpretations of, and to take such actions in connection with, the Plan or the Options granted thereunder as it may deem necessary or advisable. All actions taken by the Board under the Plan shall be final and binding on all persons. No member of the Board shall be liable for any action taken or determination made relating to the Plan, except for willful misconduct.


         4. ELIGIBILITY AND TERMS. On the first New York Stock Exchange ("NYSE") trading day in each calendar quarter, each Non-employee Director shall be granted under this Plan an Option to purchase 1,000 shares of the Company's Common Shares without par value at an exercise price equal to 100% of the fair market value of the shares on the date of grant. Each Option shall not be exercisable until a period of one year from the date of grant and shall terminate on the NYSE trading day following the tenth anniversary of the date of grant, except that (i) in the event of the Optionee's termination of service as a result of disability or death as specified in subparagraph 9(b) of this Plan, the Option shall be immediately exercisable to the extent and for the period specified in subparagraph 9(b); (ii) in the event of the Optionee's termination of service as specified in subparagraph 9(a), the Option shall be immediately exercisable to the extent and for the period specified in subparagraph 9(a); and
(iii) in the event
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of a liquidation or merger as specified in subparagraph 10(b), the Option shall be immediately exercisable in full for the period specified in subparagraph
10(b).

         5. STOCK SUBJECT TO PLAN. The stock subject to Options under the Plan shall be Common Shares without par value of the Company ("Shares"). The Shares issued pursuant to Options granted under the Plan may be authorized and unissued Shares, Shares purchased on the open market or in a private transaction, or Shares held as treasury stock. The aggregate number of Shares for which Options may be granted under the Plan shall not exceed 250,000, subject to adjustment in accordance with the terms of paragraph 10 hereof. The unpurchased Shares subject to terminated or expired Options may again be offered under the Plan. Proceeds from the sale of Shares under Options shall constitute general funds of the Company.

         6. OPTION AGREEMENT. Within a reasonable time after the date of grant, all options granted shall be evidenced by stock option agreements in writing ("Stock Option Agreements"), in the form attached hereto as Exhibit A, or in such other form and containing such terms and conditions not inconsistent with the provisions of this Plan as the Board shall from time to time determine. Any action under paragraph 10 may be reflected in an amendment to or restatement of such Stock Option Agreements.

         7. TRANSFERABILITY OF OPTIONS. An Optionee may transfer an Option either (a) to members of his or her immediate family (as defined in Rule 16a-1 promulgated under the 1934 Act), to one or more trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the Optionee does not receive any consideration for the transfer, or (b) if such transfer is approved by the Board. Any Options held by such transferees are subject to the same terms and conditions that applied to such Options immediately prior to transfer.

         8. EXERCISE OF OPTIONS.

                  (a) Notwithstanding the terms and conditions of any Stock Option Agreement to the contrary, (i) in the event of the Optionee's termination of service as a result of disability or death as specified in subparagraph 9(b), the Options shall be immediately exercisable to the extent and for the period specified in subparagraph 9(b); (ii) in the event of Optionee's termination of service as specified in subparagraph 9(a), the Options shall be immediately exercisable to the extent and for the period specified in subparagraph 9(a); and
(iii) in the event of a liquidation or merger as specified in subparagraph 10(b), the Options shall be immediately exercisable in full for the period specified in subparagraph 10(b).

                  (b) An Option shall be exercisable only upon delivery of a written notice to the Company's Treasurer, or any other officer of the Company designated by the Board to accept such notices on its behalf, specifying the number of Shares for which it is exercised.

                  (c) Within five business days following the date of exercise of an Option, the Optionee or other person exercising the Option shall make full payment of the Option Price (i) in cash; (ii) with the consent of the Board, by tendering previously acquired Shares (valued at their

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fair market value, as of the trading day immediately prior to such date of tender); (iii) with the consent of the Board, with a full recourse promissory note of the Optionee for the portion of the Option Price in excess of the par value of Shares subject to the Option, under terms and conditions determined by the Board; (iv) with the consent of the Board, any combination of (i), (ii), or
(iii); or (v) with the consent of the Board, if the Shares subject to the Option have been registered under the 1933 Act and there is a regular public market for the Shares, by delivering to the Company on the date of exercise of the Option written notice of exercise together with:

                         (A) written instructions to forward a copy of such
                notice of exercise to a broker or dealer, as defined in Section 3(a)(4) and 3(a)(5) of the 1934 Act ("Broker"), designated in such notice and to deliver to the specified account maintained with the Broker by the person exercising the Option a certificate for the Shares purchased upon the exercise of the Option, and

                         (B) a copy of irrevocable instructions to the Broker to
                deliver promptly to the Company a sum equal to the purchase price of the Shares purchased upon exercise of the Option.

                (d) If cash payments sufficient to allow for any withholding of taxes are not being made at the time of exercise of an Option, the Optionee or other person exercising such Option shall pay to the Company an amount equal to the withholding amount required to be made less any amount withheld by the Company under paragraph 15.

         9. TERMINATION OF SERVICES.

                (a) Upon termination of service as a Director of the Company, other than (i) termination by reason of death or disability (as defined in subparagraph 22(a) of the Plan), or (ii) termination for cause (as defined in subparagraph 22(d) of the Plan), the Optionee shall have 90 days after the date of termination (but not later than the expiration date of the Stock Option Agreement) to exercise all Options held by him or her to the extent the same were exercisable on the date of termination; provided, however, if such termination is due to the Optionee's retirement with the consent of the Company, such Option shall then be exercisable to the extent of 100% of the Shares subject thereto. The Board shall determine in each case whether a termination of service shall be considered a retirement with the consent of the Company and, subject to applicable law, whether a leave of absence shall be considered a termination of service. The Board may cancel an Option during the 90-day period after termination of service referred to in this paragraph if the Optionee engages in employment or activities contrary, in the sole opinion of the Board, to the best interests of the Company or any parent or subsidiary of the Company.

                (b) Upon termination of service by reason of death or disability, all Options previously granted to such Optionee may be exercised by the Optionee, the Optionee's personal representative, or the person or persons to whom his or her rights under the Options pass by will or the laws of descent or distribution whether or not the same were exercisable on the date of

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death or disability at any time during the period ending one year after date of death or termination of employment by reason of disability (but not later than the expiration date of the Stock Option Agreement).

                (c) Upon termination of service for cause, all Options held by such Optionee shall terminate on the date of termination.

         10. REORGANIZATIONS.

                (a) In the event of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation or other change in the Company's capitalization, the aggregate number of Shares for which Options may be granted under this Plan, the number of Shares subject to outstanding Options and the Option Price of the Shares subject to outstanding Options shall be proportionately adjusted or substituted to reflect the same. The Board shall make such other adjustments to the Options, the provisions of the Plan and the Stock Option Agreements as may be appropriate and equitable, which adjustments may provide for the elimination of fractional Shares.

                (b) If the Company shall liquidate or dissolve, or shall be a party to a merger or consolidation in which the Company shall not be the surviving corporation, other than a merger or consolidation involving only a change in state of incorporation or an internal reorganization not involving a substantial change in underlying ownership, the Company shall give written notice thereof to all holders of Options granted under the Plan at least 30 days prior to the effective date of such liquidation, dissolution, merger or consolidation, and the holders shall have the right within such 30-day period to exercise their Options to the extent of 100% of the Shares subject thereto regardless of restrictions on exercise or vesting percentages contained in the Stock Option Agreements; provided, however, that in no event shall such Options be exercised after the specific expiration date set forth therein. To the extent such Options shall not have been exercised on or prior to the effective date of such liquidation, dissolution, merger or consolidation, they shall terminate on that date.

         11. SALE OF OPTION SHARES. If any class of equity securities of the Company is registered pursuant to Section 12 of the 1934 Act, any Optionee or other person exercising the Option who is subject to Section 16 of the 1934 Act by virtue of his or her relationship to the Company shall not sell or otherwise dispose of the Shares subject to Option unless at least six months have elapsed from the date of grant of the Option.

         12. RIGHTS AS SHAREHOLDER. The Optionee shall have no rights as a shareholder with respect to any Shares covered by an Option until the date of issuance of a stock certificate to the Optionee for such Shares.

         13. NO CONTRACT OF EMPLOYMENT. Nothing in the Plan or in any Option or Stock Option Agreement shall confer on any Optionee any right to continue in the service of the Company or any parent or subsidiary of the Company or interfere with the right of the Company to terminate such Optionee's services at any time. The establishment of the Plan shall in no way,

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now or hereafter, reduce, enlarge or modify the relationship between the Company or any parent or subsidiary of the Company and the Optionee. Options granted under the Plan shall not be affected by any change of duties or position as long as the Optionee continues to serve as a Director of the Company.

         14. AGREEMENTS AND REPRESENTATIONS OF OPTIONEES. As a condition to the exercise of an Option, the Board may, in its sole determination, require the Optionee to represent in writing that the Shares being purchased are being purchased only for investment and without any present intent at the time of the acquisition of such Shares to sell or otherwise dispose of the same.

         15. WITHHOLDING TAXES. The Company shall have the right to withhold from any compensation for services payable by the Company to or with respect to an Optionee, amounts sufficient to satisfy any federal, state or local withholding tax liability attributable to such Optionee's (or any beneficiary's or personal representative's) receipt or disposition of Shares purchased under any Option or to take any such other action as it deems necessary to enable it to satisfy any such tax withholding obligations. The Board, in its sole discretion, may permit Optionees to elect to have Shares that would be acquired upon exercise of Options (valued at their fair market value as of the date of exercise) withheld by the Company in satisfaction of such Optionees' withholding tax liabilities.

         16. COMPLIANCE WITH LAWS AND REGULATIONS. The Plan, the grant and exercise of Options thereunder, and the obligation of the Company to sell and deliver the Shares under such Options, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. Options issued under this Plan shall not be exercisable prior to (i) the date upon which the Company shall have registered the Shares for which Options may be issued hereunder under the l933 Act, and (ii) the completion of the listing of such shares on the New York Stock Exchange and any registration or qualification of such Shares under state law, or any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable in connection therewith, or alternatively, unless the Company shall have received an opinion from counsel to the Company stating that the exercise of such Options may be effected without registering the Shares subject to such Options under the l933 Act, or under state or other law.

         17. ASSUMPTION. The Plan may be assumed by the successors and assigns of the Company.

         18. EXPENSES. All expenses and costs in connection with administration of the Plan shall be borne by the Company.

         19. AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN. The Board may terminate, amend or modify the Plan at any time without further action on the part of the shareholders of the Company; provided, however, that (a) any amendment to the Plan which requires the approval of the shareholders of the Company under the Code or the regulations promulgated thereunder shall be subject to approval by the shareholders of the Company in accordance with the Code or such regulations; and (b) any amendment to the Plan which requires

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the approval of the shareholders of the Company under the rules promulgated under Section 16 of the 1934 Act shall be subject to the approval of the shareholders of the Company in accordance with such rules. No amendment, modification or termination of the Plan shall in any manner adversely affect any Option previously granted to an Optionee under the Plan without the consent of the Optionee.

         20. TERM OF PLAN. The Plan shall become effective on the Effective Date, subject to the approval of the Plan by the holders of a majority of the shares of stock of the Company present and entitled to vote at a meeting within twelve months of the date of the Plan's adoption by the Board, and all Options granted prior to such approval shall be subject to such approval. The Plan shall terminate on the tenth anniversary of the Effective Date, or such earlier date as may be determined by the Board. Termination of the Plan, however, shall not affect the rights of Optionees under Options previously granted to them, and all unexpired Options shall continue in force and operation after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.

         21. LIMITATION OF LIABILITY. The liability of the Company under this Plan or in connection with any exercise of an Option is limited to the obligations expressly set forth in the Plan and in any Stock Option Agreements, and no term or provision of this Plan or of any Stock Option Agreements shall be construed to impose any further or additional duties, obligations or costs on the Company not expressly set forth in the Plan or the Stock Option Agreements.

         22. DEFINITIONS.

                (a) Disability. "Disability," as used herein, shall mean a physical or mental condition resulting from bodily injury, disease, or mental disorder which renders the Optionee incapable of continuing the Optionee's usual and customary service with the Company or any parent or subsidiary of the Company.

                (b) Fair Market Value. If the Shares are publicly traded, the term "fair market value" as used in this Plan shall mean (a) the average of the highest and lowest sale prices quoted in the NASDAQ National Market System, if the shares are so quoted, (b) the mean between the bid and asked prices as reported by NASDAQ, if the Shares are not quoted in the National Market System, or (c) if the Shares are listed on a securities exchange, the mean between the high and low prices at which the Shares are quoted or traded on such exchange, in each case on the date the Option is granted or, if there be no quotation or sale on that date, the next previous date on which the Shares were quoted or traded.

                (c) Parent and Subsidiary. The terms "subsidiary" and "parent" as used in the Plan shall have the respective meanings set forth in sections 424(f) and (e) of the Code.

                (d) Termination For Cause. The term "termination of employment or service for cause" shall mean termination of employment or service for (a) the commission of an act of dishonesty, including but not limited to misappropriation of funds or property of the Company; (b) the engagement in activities or conduct injurious to the reputation of the Company; (c) the

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conviction or entry of a guilty or no contest plea to a misdemeanor (involving an act of moral turpitude) or a felony; (d) the violation of any of the terms and conditions of any written agreement the person may have from time to time with the Company or any of its subsidiaries (following 30 days' written notice from the Company specifying the violation and the employee's failure to cure such violation within such 30-day period) or (e) any refusal to comply with the written directives, policies or regulations established from time to time by the Board.

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